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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   August 13, 2003
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                        NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)



       Delaware                         001-13581                38-3139487
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)




                  28213 Van Dyke Avenue, Warren, Michigan 48093
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:   (586) 751-5600
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

A.       Acquisition of Assets.


         On July 31,2003, Noble International, Ltd. (the "Company"), through its wholly owned subsidiary, Noble Manufacturing Group, Inc. ("NMG") a Michigan corporation, consummated the acquisition of four percent (4%) of the common stock of SET Enterprises, Inc. There was no consideration paid for the stock.

         The Company's acquisition of the SET Stock was in conjunction with SET's acquisition of Michigan Steel Processing, Inc. ("MSP"), a subsidiary of Sumitomo Corporation of America ("SCOA"), and Sumitomo Corporation of Japan ("SCJ"). SCOA and SCJ, joint owners of MSP, contributed all of the stock of MSP to SET, in exchange for forty-five percent of the stock of SET. The Company maintains its $7.6 million non-convertible, non-voting preferred stock investment in SET.

         As part of the transaction, SET entered into a new credit facility, which among other things, reduced Nobles's guaranty of certain portions of the facility from $10.0 million to $3.0 million. The Company's guaranty will be released in twelve months provided SET is in compliance with the terms of its credit agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.


                  2.1 Agreement and Plan of Merger among SET, SCOA, SCJ, Company and NMG.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOBLE INTERNATIONAL, LTD.,
                                        a Delaware corporation


                                        By:  /s/ Michael C. Azar
                                            ---------------------------------
                                            Michael C. Azar
Dated:  August 13, 2003                     Secretary and General Counsel



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                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
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EX- 2.1        Merger Agreement among SET, SCOA, SCJ, MSP and NMG.